Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
THE MERIDIAN RESOURCE CORPORATION
ADOPTED EFFECTIVE JUNE 1, 1998
ARTICLE I.
Offices
     The principal office of the corporation in the State of Texas shall be located in the City of Houston, County of Harris. The corporation may have such other offices, either within or without the State of Texas, as the board of directors may designate or as the business of the corporation may require from time to time.
     The registered office of the corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, and the address of the registered office may be changed from time to time by the board of directors.
ARTICLE II.
Shareholders
     Section l. Annual Meeting. An annual meeting of shareholders shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.
     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Texas.
     Section 4. Notice of Meeting. Written or printed notice stating the place, day, and hour of each shareholders’ meeting and, in case of a special meeting, the purpose or purposes for which the shareholders’ meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited into the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
     Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list for a period of ten days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
     Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.
     Section 9. Voting of Shares. Unless otherwise required by law, each outstanding share entitled to vote or except as otherwise provided by the Articles of Incorporation, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. In the election of directors of the corporation, votes may not be cumulative.
     Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
     Section 11. Order of Business and Rules of Procedure. All meetings of the shareholders shall be presided over by the Chairman of the meeting, who shall be the Chairman of the Board of Directors, or if he is not present, the President, or if neither the Chairman of the Board nor the

President is present, any person who shall be designated by the Board of Directors as Chairman for the purpose of presiding over such meeting. The Secretary of the corporation, if present, shall act as Secretary of the meeting; or if the Secretary is not present, a Secretary of the meeting shall be designated by the Chairman of the meeting. Unless the Chairman of the meeting shall otherwise determine, the order of business at all annual and special meetings of shareholders shall, to the extent practicable, be as follows:
(l)	Call to order.

(2)	Presentation of proof of due calling and notice of the meeting.

(3)	Presentation and examination of proxies.

(4)	Ascertainment and announcement of quorum.

(5)	Reading (or waiver of reading) and approval of minutes of prior meeting.

(6)	Report of officers.

(7)	Reports of officers and committees.

(8)	Receiving motions and resolutions, discussion and vote thereon.

(9)	Nomination for directors if an annual meeting or special meeting called for that purpose.

(10)	Vote on directors.

(11)	Receipt of report of inspectors on results of election and vote on motions and resolutions.

(12)	Any other unfinished business.

(13)	Any other new business.

(14)	Adjournment.
The Chairman of the meeting shall resolve all questions pertaining to conduct of the shareholders’ meetings, including each orderly adjournment thereof. Legal counsel to the company, or such other person as is specified in notice of the meeting, shall act as parliamentarian.
     Section 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors shall appoint not less than one nor more than three inspectors of election. If there is no such appointment made in advance, or if any appointed person refuses or fails to serve, the Chairman of the meeting shall appoint a replacement. Inspectors of election shall determine the number of shares outstanding, voting power of each share, shares represented at the meeting, existence of a quorum, and authenticity, validity and effect of proxies; shall receive votes, ballots, assents and consents, and hear and determine all challenges and questions in any way arising in connection with a vote; shall count and tabulate all votes, assents and consents, and determine and announce results; and do all other acts as may be proper to conduct elections or votes with fairness to all stockholders.
     [Section 13 added by Amendment No. 1, adopted effective May 5, 1999.]
ARTICLE III.
Board of Directors
     Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.
     Section 2. Number and Classification of Company’s Board of Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than three (3), as may be specified from time to time by action of the Board of Directors. The directors for whom holders of the Company’s Common Stock are entitled to vote shall be classified into three classes: Class I, Class II and Class III; however, directors for whom holders of the Common Stock are not entitled to vote shall not be classified unless required by the Company’s Articles of Incorporation or certificate of designation or other instrument creating the class of capital stock entitled to elect such director. Such classes shall be as nearly equal in number of directors as possible. One-third of the classified Directors shall be elected each year for staggered three-year terms and Directors that are not classified shall be elected for one-year terms. Class I Directors shall serve for a term expiring at the 1991 Annual Meeting and the term in office of directors of such class shall expire at the annual meeting of shareholders every third year thereafter. Class II Directors shall serve for a term expiring at the 1992 Annual Meeting and the term in office of directors of such class shall expire at the annual meeting of shareholders every third year thereafter. Class III Directors shall serve for a term expiring at the 1993 Annual Meeting and the term in office of directors of such class shall expire at the annual meeting of the shareholders every third year thereafter. Each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or shall otherwise be removed.
     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one or two or more classes, the Board of Directors shall allocate it to that of the available classes whose terms of office are due to expire at the earliest date following such allocation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     Section 3. Removal. No director of the Corporation shall be removed from his office as a director by vote or other action of the shareholders or otherwise except for cause.
     Section 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the directors for a term of office continuing only until the next election of one or more directors by the shareholders entitled to vote thereon; provided, however, that the Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of the director whose departure from the Board of Directors created the vacancy and until such newly elected director’s successor shall have been elected and qualified.
     Section 5. Provision, Repeal, Etc. Notwithstanding any other provision of these Bylaws, Sections 2 through 5, inclusive, of this Article III cannot be amended except in strict compliance with the Corporation’s Articles of Incorporation.
     Section 6. Regular Meetings. The annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may at any Board meeting, either within or without the State of Texas, call and schedule such additional meetings.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.
     Section 8. Notice. Notice of any special meeting, effective upon delivery in accordance herewith, shall be given at least one (l) day prior thereto by oral or written notice delivered personally, or by written notice mailed to each Director at his business address or by telegram or by telephonic facsimile transmission. If mailed, the notice shall be deemed to be delivered three (3) days following its deposit in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, it shall be deemed to be delivered when delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     Section 9. Quorum. A majority of the number of Directors fixed in the manner provided by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     Section 10. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 11. Compensation. By resolution of the Board of Directors, the Directors may be paid a fixed sum and/or their expenses of attendance, if any, at each meeting of the Board of Directors, and/or may be paid a stated salary for acting as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 12. Presumption of Assent. A Director who is present at a meeting of the Board of Directors shall be presumed to have assented to any action taken thereat unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before adjournment thereof or shall forward his dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
     Section 13. Committees. By resolution adopted by a majority of the full Board of Directors, the Directors may designate an Executive Committee and one (1) or more other committees from its members, each of which shall exercise such authority and responsibility as may be set forth in the resolution establishing the same, subject to the provisions of Article 2.36 of the Texas Business Corporation Act. Each such committee shall serve at the pleasure of the Board of Directors, and shall establish its own administrative and operational rules and procedures, but shall be required to keep accurate records of all actions taken by it.

ARTICLE IV.
Officers
     Section 1. Number. The officers of the corporation shall be a chairman of the board of directors, a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed to be necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the office of president.
     Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
     Section 5. Chairman of the Board. The chairman of the board of directors shall be the chief executive officer of the company and, subject to the board of directors, shall be in general charge of the affairs of the company. He shall preside at all meetings of the shareholders and of the board of directors; provided, however, that in the event of the absence of the Chairman from meetings of the shareholders and directors, the board of directors shall designate another officer of the corporation to preside at such meetings. [Amended by Amendment No. 2, adopted effective April 29, 2008.]

     Section 6. President. Subject to the chairman of the board of directors and the board itself, the president shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.
     Section 7. The Vice-Presidents. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice president shall perform such duties as may from time to time be assigned to him by the president or the board of directors, and if authorized by the board of directors, may sign, together with another appropriate officer authorized by these bylaws and the board of directors, certificates for shares of stock of the corporation.
     Section 8. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) if authorized by the board of directors, sign along with another appropriate officer authorized by these bylaws and the board of directors, certificates for shares of stock of the corporation; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.
     Section 9. The Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.
     Section 10. Assistant Secretaries and Assistant Treasurers. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or by the board of directors.
     Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.
ARTICLE V.
Contracts, Loans, Checks and Deposits
     Section l. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.
ARTICLE VI.
Certificates for Shares and Their Transfer
     Section l. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. The stock certificates shall be signed by (a) the chairman of the board plus the president, or a vice president, or the secretary; or (b) the president plus a vice president or the secretary; as shall be determined by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.
     Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
ARTICLE VII.
Fiscal Year
     The fiscal year of the corporation shall be determined by the Board of Directors.
ARTICLE VIII.
Dividends
     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.
ARTICLE IX.
Seal
     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation.
ARTICLE X.
Amendments
     The authority to alter, amend, or repeal these bylaws, and adopt new bylaws, is delegated to the board of directors, but any bylaws so adopted, altered, amended or repealed by the board of directors may be altered or repealed by the stockholders by a majority vote of the outstanding shares.

ARTICLE XI.
Notice and Waiver of Notice
     Whenever any notice whatever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the persons entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the date of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the board of directors or shareholders need be specified in the waiver of notice of such meeting.
ARTICLE XII
Indemnity
     Section 1. General Indemnity. The corporation shall indemnify any person who was or is a party or a witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that such person is or was a Director, “advisory director” or officer of the corporation, or is or was serving at the request of the corporation as a Director, “advisory director” or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise; and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise; against reasonable expenses actually incurred (including attorneys’ fees), penalties (including excise and similar taxes), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person conducted himself in good faith and, with respect to conduct undertaken in his “Official Capacity” (defined below), in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to conduct outside of such person’s Official Capacity, in a manner, at least, not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not act in good faith and in a manner which he reasonably believed to be in or, if applicable, not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceedings, that he had reasonable cause to believe that his conduct was unlawful. In the event a determination is made that a person is entitled to indemnification pursuant to the foregoing provisions of this Section l in connection with a proceeding in which the person is found liable to the corporation or is found liable on the basis that improper personal benefit was received, such indemnification shall be limited to the reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with the applicable proceeding, provided, no indemnification shall be made under this Section 1 in respect of any proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. For purposes hereof a person shall be deemed to have been “found liable” in respect of any matter, claim or issue only if so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.
     Section 2. “Official Capacity”. The term “Official Capacity” herein means (i) when used with respect to a director, the office of director of the corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office of the corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.
     Section 3. Successful Defense. The extent that a director, officer, employee or agent of the corporation has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article XII in which he is a named defendant or respondent, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) and costs actually and reasonably incurred by him in connection therewith.
     Section 4. Determination of Conduct. Any indemnification under Section 1 of this Article XII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article XII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who at the time of the vote were not named defendants or respondents to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders, in a vote that excludes the shares held by persons named as defendants or respondents in the proceeding.
     Section 5. Payment of Expenses in Advance. Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding and expenses incurred by an employee or agent in defending a civil or criminal action, suit or proceedings may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article XII, and an affirmation by such person of his good faith belief that he has met the applicable standard of conduct. Such written undertaking shall be an unlimited obligation but need not be secured and it may be accepted without reference to financial ability to make repayment.
     The corporation shall advance such expenses, if requested, by payment directly to any third party billing for such expenses upon delivery of an invoice for such expenses.
     In the event the corporation shall be obligated to advance or pay the expenses of any proceeding against an officer, director or other person seeking indemnity hereunder, the corporation, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the person to be indemnified, upon the delivery to such person of written notice of its election to do so. After delivery of such notice, approval of such counsel by the person to be indemnified, and the retention of such counsel by the corporation, the corporation will not be liable to the person to be indemnified, for any fees of counsel subsequently incurred by such person with respect to the same proceeding, provided that (i) such person shall have the right to employ his own counsel in any such proceeding at his own expense; and (ii) if (a) the employment of counsel by such person has been previously authorized by the corporation, (b) such person shall have reasonably concluded that there may be a conflict of interest between the corporation and such person in the conduct of any such defense, or (c) the corporation shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of any counsel retained by such person shall be at the expense of the corporation.
     Section 6. Other Indemnity. The indemnification and advancement of expenses provided or granted pursuant to the other sections of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
     Section 7. Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XII.
     Section 8. The Corporation. For purposes of this Article XII, references to “the Corporation” shall include, in addition to the resulting corporation, any foreign or domestic constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article XII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     Section 9. Employee Benefit Plans. For purposes of this Article XII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article XII.
     Section 10. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, and further, the provisions of this Article XII shall continue to be applicable for matters occurring prior to the revocation or amendment of this Article XII if it is revoked or amended to eliminate or reduce the effect of this Article XII.
     Section 11. Construction. Nothing herein is intended to require or shall be construed as requiring the corporation to do or fail to do any act in violation of applicable law. The provisions hereto shall be severable such that if any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify the applicable officer, director, employee or other person to the full extent permitted by any applicable portion hereof that shall not have been invalidated, and the balance of this Article XII not so invalidated shall be enforceable in accordance with its terms.
     Section 12. Reporting. Any indemnification or advancement of expenses in accordance with this Article XII shall be reported to the shareholders of the corporation with the notice of the next annual shareholders meeting.
Amendment No. 1 to
Amended and Restated Bylaws
Adopted Effective May 5, 1999
     At a meeting of the Board of Directors of The Meridian Resource Corporation, a Texas corporation (the “Company”), held May 5, 1999, the Board of Directors of the Company approved the following amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) by adding the following sections to Article II of the Bylaws:
     SECTION 13. Notice of Business.
     (a) No business shall be conducted at an annual meeting of stockholders unless such business is properly brought before the meeting in accordance with the procedures hereinafter set forth in this Section 13; provided, however, nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.
     (b) To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice of such business in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder’s notice to the Secretary of the corporation shall set forth (i) a brief description of the each matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
     (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the corporation for the meeting as originally scheduled.
     (d) If the Chairman of an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     (e) For purpose of this Section 13, the term “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.
     (f) Notwithstanding anything contained in this Section 13 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
     SECTION 14. Nomination of Directors.
     (a) Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election as directors of the corporation.
     (b) Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) gives timely notice in writing to the Secretary of the corporation of such nomination. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A stockholder’s notice to the Secretary of the corporation shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
     (c) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected as directors of the corporation may be made at any such reconvened meeting unless timely notice of such nominations was given to the Secretary of the corporation for the meeting as originally scheduled.
     (d) If the Chairman of a meeting of stockholders determines that a nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, the

Chairman shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall be disregarded.
     (e) For purpose of this Section 14, the term “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.
     (f) Notwithstanding anything contained in this Section 14 to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.
Amendment No. 2 to
Amended and Restated Bylaws
Adopted Effective April 29, 2008
     At a meeting of the Board of Directors of The Meridian Resource Corporation, a Texas corporation (the “Company”), held April 29, 2008, the Board of Directors of the Company approved the following amendment to the Company’s Amended and Restated Bylaws, as amended, by amending and restating Article IV, Section 5 to provide in its entirety as follows:
Section 5. Chairman of the Board; Chief Executive Officer.
     (a) The board of directors by a vote of the majority of the number of directors fixed in the manner provided by Section 2 of Article III these Bylaws shall elect a chairman of the board to preside at their meetings and to perform such other duties as the board of directors may from time to time assign to such person. The chairman of the board shall not simultaneously hold the position of chief executive officer. The chairman of the board of directors shall preside at all meetings of the shareholders and of the board of directors; provided, however, that in the event of the absence of the Chairman from meetings of the shareholders and directors, the board of directors shall designate another director or officer of the corporation to preside at such meetings.
     (b) The chief executive officer of the corporation shall be in general charge of the affairs of the corporation, subject to the board of directors.